UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 31, 2005, ManTech International Corporation completed its acquisition of Gray Hawk Systems, Inc. (“Gray Hawk”). Gray Hawk provides a broad range of intelligence-related services to the homeland security, law enforcement, Intelligence Community and the Department of Defense markets. The acquisition was consummated pursuant to an Agreement and Plan of Merger, dated May 3, 2005 (the “Merger Agreement”), which provided for the merger of a wholly owned subsidiary of ManTech with and into Gray Hawk, with Gray Hawk surviving the merger and becoming a wholly owned subsidiary of ManTech (the “Merger”).

The purchase price for the Merger was $100,000,000 in cash. Pursuant to the Merger Agreement, and as security for the Gray Hawk shareholders’ indemnification obligations, an escrow in an amount equal to 10% of the adjusted purchase price has been established for a period of one year following the closing of the Merger, which is to be used to satisfy certain indemnification obligations of the shareholders of Gray Hawk.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2005. The foregoing description of the terms of the Merger is qualified by reference to the Merger Agreement, which is incorporated herein by reference. A copy of the press release, dated June 1, 2005, announcing the completion of the Merger, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements of the business acquired required by this item are not included in this Current Report on Form 8-K. The financial statements will be provided pursuant to an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b)	Pro Form Financial Information.

The financial information required by this item is not included in this Current Report on Form 8-K. The financial information will be provided pursuant to an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and among Gray Hawk Systems, Inc., certain shareholders of Gray Hawk Systems, Inc., Project Owl, Inc., the Shareholder Representative and ManTech International Corporation, dated as of May 3, 2005 (incorporated herein by reference from registrant’s Current Report on Form 8-K filed with the SEC on May 4, 2005).

99.1*	ManTech International Corporation Press Release, dated June 1, 2005, announcing the completion of the acquisition of Gray Hawk Systems, Inc. by ManTech.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: June 1, 2005	By:	/s/ Ronald R. Spoehel
Ronald R. Spoehel
Executive Vice President and Chief Financial Officer